Exhibit 10.19

Third Amendment
to the
Sponsored Research Agreement

This THIRD AMENDMENT TO THE SPONSORED RESEARCH AGREEMENT (the "Third Amendment") is made as of the date of the last signature below (the "Third Amendment Effective Date"), by and between THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY, a Pennsylvania nonprofit corporation located at 3601 Spruce Street, Philadelphia, PA 19104 ("Wistar"), and ONCOCYTE CORPORATION, a corporation organized under the laws of California, with a principal place of business located at 1301 Harbor Bay Parkway, Alameda, CA 94502 ("Sponsor"). Wistar and Sponsor shall be referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, Wistar and Sponsor entered into a sponsored research agreement on September 18, 2013 to fund Dr. Louise C. Showe's research relating to the development of new molecular diagnostics for lung cancer (the "SRA");

WHEREAS, Sponsor has paid to Wistar two hundred fifty thousand dollars ($250,000) under the SRA as of the First Amendment Effective Date;

WHEREAS, the Parties executed a first exclusive option agreement on February 20, 2015 to negotiate mutually agreeable terms and conditions of an exclusive, worldwide license to practice Wistar's and the University of Pennsylvania's ("Penn") joint ownership interest in the Wistar Background Technology (the "First Option");

WHEREAS, the Parties executed a second exclusive option agreement on May 15, 2015 to negotiate mutually agreeable terms and conditions of an exclusive, worldwide license to practice Wistar's ownership interest in its wholly-owned Selected Inventions (the "Second Option") (the First Option and Second Option shall be collectively referred to herein as the "Options"); and

WHEREAS, the Parties executed a first amendment to the SRA to expand the scope of research and budget ("First Amendment") and a second amendment to the SRA to further expand the scope of research and budget ("Second Amendment"); and

WHEREAS, concurrent with the negotiation and contract finalization of the license agreement(s) per the Options, the Parties wish to expand the size of the present study as described in the amended SRA to accommodate the analysis of 768 samples at an additional direct cost of one hundred eighty thousand two hundred twenty dollars ($180,220).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

1.                     All capitalized terms not expressly defined herein shall have the same meanings assigned to them in the SRA.

2.                     Section 4.1 (Funding) of the SRA shall be expanded to include the following:

(vii)                an additional one hundred eighty thousand two hundred twenty dollars ($180,220) shall be paid upon the signature date of this Third Amendment to the SRA.

3.                     Except as expressly amended or modified herein, any and all other terms and conditions of the SRA will remain unchanged.

4.                     Entire Agreement. This Third Amendment, the amended SRA and the Options embodies the entire understanding between the Parties relating to the subject matter thereof and supersedes all prior understandings and agreements, whether written or oral.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this First Amendment as of the dates below.

THE WISTAR INSTITUTE OF ANATOMY AND BIOLOGY		ONCOCYTE CORPORATION

By:	s/Heather A. Steinman	By:	s/William Annett
.	Heather A. Steinman, Ph.D., M.B.A
Vice President, Business Development
Executive Director, Technology Transfer

Date:	December 1, 2015	Date:	December 1, 2015

AGREED AND ACCEPTED BY:

By:	s/Louise C. Showe
Louise C. Showe, Ph.D.
Professor